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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       Commission File Number:
               April 12, 2002                                     0-27441



                        XM SATELLITE RADIO HOLDINGS INC.
             (Exact name of registrant as specified in its charter)



                 Delaware                                  54-1878819
      (State or other jurisdiction                       (IRS Employer
            of incorporation)                        Identification Number)



                           1500 Eckington Place, N.E.
                             Washington, D.C. 20002
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 380-4000

          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

     On April 12, 2002, we filed a Prospectus Supplement with the Securities and Exchange Commission (the "SEC") in connection with our proposed underwritten public offering of up to 13,357,000 shares of our Class A common stock, par value $.01 per share (the "Shares"). The underwriters have been granted an option to purchase up to an additional 2,008,050 Shares to cover over-allotments, if any. The Prospectus Supplement for the proposed offering of Shares was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"), as part of our universal shelf registration statement on Form S-3 (Reg. No. 333-47570) originally filed with the SEC on October 6, 2000, as amended by Amendment No. 1 thereto filed with the SEC on October 25, 2000, and the Registration Statement filed pursuant to Rule 462(b) of the Securities Act (Reg. No. 333-85804). We estimate that we will receive approximately $146.2 million in net proceeds from the sale of the Shares, and $
168.2 million assuming full exercise of the underwriters' overallotment option, after deducting underwriting discounts and commissions and the estimated expenses of the Shares offering.

     The proceeds from this proposed offering are expected to be sufficient in the absence of additional financing to cover our estimated funding needs into the latter half of the first quarter of 2003. Thereafter we will require significant additional funds before we generate positive cash flow.

     Approximately 25,741,562 shares of our Class A common stock and 10,786,504 shares of our Series A convertible preferred stock are subject to lock-up agreements that expire ninety days after the date of the Prospectus Supplement. The shares released from these lock-up restrictions will be freely tradable, subject to the provisions of Rule 144 or Rule 701 under the Securities Act. In the event all or a significant portion of these stockholders elect to sell their shares, the price of our stock could materially decline, irrespective of our performance.

     A copy of the Underwriting Agreement dated April 11, 2002 related to the offering of the Shares between our company and the underwriters named therein is filed as Exhibit 1.1 to this Current Report on Form 8-K.

     Except for any historical information, the matters we discuss in this Form 8-K concerning our company contain forward-looking statements. Any statements in this Form 8-K that are not statements of historical fact are intended to be, and are, "forward-looking statements" under the safe harbor provided by Section 27(a) of the Securities Act of 1933. Without limitation, the words "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. The important factors discussed herein as well as factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibit No.                  Description
-----------                  -----------

1.1 Underwriting Agreement, dated as of April 11, 2002, between XM Satellite Radio Holdings Inc. and Morgan Stanley & Co. Incorporated, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation and Deutsche Bank Securities Inc.

5.1      Opinion of Hogan & Hartson L.L.P.

23.1     Consent of KPMG LLP.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      XM SATELLITE RADIO HOLDINGS INC.


Date: April 12, 2002                  By: /s/ Joseph M. Titlebaum
                                          --------------------------------------
                                      Joseph M. Titlebaum
                                      Senior Vice President, General Counsel and
                                      Secretary